Exhibit 99.1

Microbot Medical Receives Intention to Grant from European Patent Office for a Patent Application Covering its Self-Cleaning Shunt

HINGHAM, Mass., Jan. 8, 2020 – Microbot Medical Inc. (Nasdaq: MBOT) has received an official communication from the European Patent Office (EPO) regarding its intention to grant European Patent Application No. 11795301, covering the Company’s Self-Cleaning Shunt (SCS™). Globally, the Company now has 36 patents issued/allowed and 16 patent applications pending worldwide.

“We have always maintained that a strong and growing intellectual property portfolio is one of our strongest assets and will enable us to maintain a sustainable competitive advantage while establishing barriers of entry to future competitors” said Harel Gadot, Chief Executive Officer, President, and Chairman. “We will continue to expand and seek protection for our unique innovative platforms. This provides the foundation for the establishment of a multi-generation product portfolio, including our latest introduction of the LIBERTYTM Robotic System, the world’s first fully disposable robotic system for use in neurovascular, cardiovascular and peripheral vascular procedures.”

We have always maintained that a strong and growing intellectual property portfolio is one of our strongest assets and will enable us to maintain a sustainable competitive advantage while establishing barriers of entry to future competitors-Harel Gadot, CEO, President and Chairman of the Board, Microbot Medical.

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The allowed patent application covers an inlet head for use on shunts, such as Ventriculoperitoneal (VP) Shunts which are implanted in Hydrocephalus patients for draining excess cerebrospinal fluid (CSF). The inlet head includes a tube with openings disposed in its wall, and a cleaning element comprising a central shaft with protruding bristles installed inside the tube, such that mutual vibratory motion between the cleaning element and the tube causes the bristles to move within the openings. Such movement maintains the openings clear and thereby prevents shunt occlusion.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are or will be available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754